File No.

              SECURITIES  AND  EXCHANGE  COMMISSION

                     Washington, D.C.  20549


                             FORM S-8

                     REGISTRATION  STATEMENT

                              Under

                    The Securities Act of 1933


                    1st  SOURCE CORPORATION

     (Exact name of Registrant as specified in its charter)

          Indiana                               35-1068133

  (State or other jurisdiction of       (I.R.S. Employer Identification No.)
   incorporation or organizaion)

      100 North Michigan Street, South Bend, Indiana  46601

             (Address of Principal Executive Offices)


     1st SOURCE CORPORATION 1997 EMPLOYEE STOCK PURCHASE PLAN

                     (Full title of the plan)

                         Larry E. Lentych
                      1st Source Corporation
                    100 North Michigan Street
                    South Bend, Indiana  46601

             (Name and address of agent for service)


                          (219) 235-2702

  (Telephone number, including area code, of agent for service)


                                   Proposed        Proposed
Title of                           Maximum         Maximum
Securities          Amount         Offering        Aggregate       Amount of
   to be            to be          Price Per       Offering        Registration
Registered          Registered      Share  (1)      Price  (1)     Fee
Common Stock,
w/o par value       200,000 Shares  $22.875       $4,575,000        $1,577.59

  (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457.



                                PART II


Item 3.   Incorporation of Documents by Reference.

The following information heretofore filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference:

  (a) The registrant's latest Annual Report on Form 10-K.

  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

  (c) The information set forth under the caption "Description of Registrant's Securities to be Registered" in the registrant's Registration Statement on Form S-2, Reg. No. 33-9087, dated December 16, 1986, including any amendments or reports filed for the purpose of updating that description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment indicating that all shares of Common Stock offered under the Plan have been sold or deregistered all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

Item 4.   Description of Securities.

  Not applicable.

Item 5.   Interests of Named Experts and Counsel.

No expert named herein or in the Prospectus has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Registrant or any of its subsidiaries; nor is such expert connected with the Registrant as a promoter, underwriter, voting trustee, director, officer or employee.

Item 6.   Indemnification of Directors and Officers.

The Indiana Business Corporation Law (Section 23-1-37) grants to each corporation the power to advance reasonable expenses and to indemnify its directors, officers, employees or agents against judgments, settlements, penalties, fines and reasonable expenses incurred in certain proceedings, provided, that an appropriate determination is made that the person acted in good faith and reasonably believed, if acting in official capacity, that he acted in the Company's best interests. Furthermore, unless the Company's articles of incorporation provide otherwise, a corporation must indemnify any director or officer against reasonable expenses incurred in connection with any proceeding to which the person was a party if he was wholly successful in the defense of such proceeding. This statute provides, however, that the statutory provisions for indemnification and advancement of expenses are not exclusive of any other such rights provided by the articles of incorporation, by-laws, resolution, or other authorization adopted by a majority vote of the voting shares then issued and outstanding. This statute further provides that if such other provisions for the indemnification and advancement of expenses are more restrictive than the statute, indemnification and advancement of expenses are valid only to the extent consistent with such other provisions.

Each past, present or future Director or Officer of the Corporation shall be and hereby is indemnified by the Corporation against all liability (including the expense of defending against such liability and any payment of money or delivery of property made in satisfaction or settlement thereof, but excluding any such payment or delivery made to the Corporation for its accounts), which results from any claim, suit or proceeding threatened or commenced against him, whether or not he is then such a Director or Officer, for acts alleged to have been committed or omitted by him as such Director or Officer, or as an employee of the Corporation, provided (a) he is adjudged not guilty of willful misconduct or dereliction of duty by a judgment or decree entered by any court in respect of such claim, suit or proceeding, or
(b) he is determined not guilty of willful misconduct or dereliction of duty by a majority vote of the whole Board of Directors, if no such judgment or decree is entered, or if entered, no adjudication is made therein in respect of willful misconduct or dereliction of duty. directors who are embraced in the claim, suit or proceeding shall be disqualified from participating in any such determination by the Board of Directors, both in respect of their own misconduct or dereliction of duty, if any, and that of others. In the event a majority of the Board of Directors are thus disqualified, such determination in respect of misconduct or dereliction of duty shall be made by independent counsel who shall be selected by a majority vote of all the whole Board of Directors. Those Directors who would be disqualified from participating in a determination by the Board of Directors in respect of such misconduct or dereliction of duty may nevertheless participate in the selection of such counsel. Such counsel at the time of their selection may be counsel of the Corporation in other matters, but shall not be in the employ of the Corporation in a salaried capacity. The right of indemnification herein provided shall not be exclusive of any other rights to which any such Director of Officer may be entitled as a matter of law.

Item 7.   Exemption from Registration Claimed.

  Not applicable

Item 8.   Exhibits.

   4(a). Articles of Incorporation of 1st Source as amended April 30, 1996, filed as an exhibit to Form 10-K dated December 31, 1996, and incorporated herein by reference.

   4(b). By-Laws of 1st Source, as amended April 19, 1993, and filed as an exhibit to Form 10-K dated December 31, 1993, and incorporated herein by reference.

   4(c). Form of Common Stock Certificate, for share of 1st Source Common Stock, filed as an exhibit to Registration Statement 2-40481 and incorporated herein by reference.

   5. Opinion of Barnes & Thornburg with respect to the legality of the securities registered hereby.



   23.  Consent of Coopers & Lybrand, L.L.P.  Consent of Barnes &
        Thornburg is included in Exhibit 5.

   24.  Powers of Attorney executed by 1st Source Directors.

Item 9. Undertakings

1st Source hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

      (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

   (5) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                          SIGNATURES


The Issuer. Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8, undertakes to comply with the requirements of Part II of Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, and the State of Indiana, on this
             day of                          , 19     .

                               1st SOURCE CORPORATION

                               (Issuer)


                               By: \s\ Ernestine M. Raclin
                                      Ernestine M. Raclin, Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                         Title

\s\ Ernestine M. Raclin                  Chairman of the Board and a Director
Ernestine M. Raclin                      (Principal Executive Officer)
Date: ____________________________


\s\ Christopher J. Murphy III            President and a Director
Christopher J. Murphy III
Date: ____________________________


\s\ Vincent A. Tamburo                   Secretary
Vincent A. Tamburo
Date: ____________________________


\s\ Larry E. Lentych                     Treasurer (Principal Accounting
Larry E. Lentych                         and Chief Financial Officer)
Date: ____________________________


\s\ Reverend E. William Beauchamp        Director
Reverend E. William Beauchamp
Date: ____________________________


\s\ Paul R. Bowles                       Director
Paul R. Bowles
Date: ____________________________


\s\ Philip J. Faccenda                   Director
Philip J. Faccenda
Date: ____________________________


\s\ Daniel B. Fitzpatrick                Director
Daniel B. Fitzpatrick
Date: ____________________________


\s\ Lawrence E. Hiler                    Director
Lawrence E. Hiler
Date: ____________________________


\s\ William P. Johnson                   Director
William P. Johnson
Date: ____________________________


\s\ Leo J. McKernan                      Director
Leo J. McKernan
Date: ____________________________


\s\ Rex Martin                           Director
Rex Martin
Date: ____________________________


\s\ Dane A. Miller                       Director
Dane A. Miller
Date: ____________________________


\s\ Richard J. Pfeil                     Director
Richard J. Pfeil
Date: ____________________________



*By: \s\ Vincent A. Tamburo
   Vincent A. Tamburo
   (Attorney in Fact)

Date: ____________________________





                                                  April 29, 1997
1st Source Corporation
P.O. Box 1602
South Bend, Indiana 46634

Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of 1st Source Corporation (the "Corporation"), relating to 200,000 shares of the Common Stock of the Corporation, $1.00 par value ("Common Stock"), to be issued and sold under the 1st Source Corporation Employee Stock Purchase Plan approved by the Board of Directors and Shareholders of the Corporation in 1997 (the "Plan"). In connection with your request, we have made such examination of records and documents, including the prospectus to be given to employees in connection with the Plan (the "Prospectus") and made such investigation of law and taken such further action as we deemed necessary or appropriate in the circumstances to enable us to render this opinion.

     Based upon such examination we are of the opinion that when the Common Stock has been purchased and the purchase price therefor has been paid as contemplated by the Plan as described in the Prospectus, as the same may be amended, and when the steps set forth in the next paragraph have been taken, the Common Stock will be legally issued, fully paid and non-assessable.

     The steps to be taken which are referred to in the preceding paragraph consist of the following:

          (1) Compliance with the Securities Act of 1933, as amended, and with the securities laws of the State of Indiana and all other jurisdictions in which Common Stock is to be offered pursuant to the Plan, with respect to the Plan and the issuance and sale of the Common Stock thereunder; and

          (2) Purchase and sale of the Common Stock in accordance with the terms and conditions set forth in the Plan and the Prospectus, as amended from time to time.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                      /s/  Barnes & Thornburg





                         CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of 1st Source Corporation on Form S-8 relating to the 1st Source Corporation 1997 Employee Stock Purchase Plan of our report dated January 13, 1997 (except for Note A, for which the date is January 21, 1997), on our audits of the consol-idated financial statements of 1st Source Corporation and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference in the Annual Report of Form 10-K of 1st Source Corporation for the year ended December 31, 1996.




                                  /s/    Coopers & Lybrand L.L.P.





South Bend, Indiana
April 29, 1997